Exhibit 10.106

April 30, 2009

Cano Petroleum, Inc.

801 Cherry Street, Suite 3200 Unit 25

Fort Worth, Texas 76102-6882

Re:           Gas Purchase Agreement dated April 1, 2007, Eagle Rock Contract (#50038 Schafer)

Gentlemen:

Eagle Rock Field Services LP. (“Eagle Rock”) and W.O. Operating Company, Ltd. (“Producer”) are parties to that certain Gas Purchase Agreement dated April 1, 2007, covering the purchase of gas from various properties located in Carson, Gray, Hutchinson, and Wheeler Counties, Texas (“Agreement”).

Pursuant to Eagle Rock’s renegotiation letter dated March 25, 2009, the new pricing terms proposed by Eagle Rock are to take effect on May 1, 2009, the Renegotiation Effective Date.  However, Eagle Rock is still preparing data for Producer to fully review the terms of the proposal, and the parties are continuing good faith negotiations that will not be complete by the Renegotiation Effective Date.  Therefore, the parties desire to extend the “Renegotiation Effective Date” from May I, 2009 until June 1, 2009 to complete such negotiations.

If this meets with your understanding of our agreement, please secure execution of this letter agreement on behalf of Producer and return one (1) fully executed copy to my attention by May I, 2009.  Should you have any questions, please give me a call at 281-408-1206.

Sincerely,

/s/ J. Stacy Horn
J. Stacy Horn
V.P. Commercial Development
Eagle Rock Field Services, L.P.

Accepted and Agreed to this 31st Day of April 2009.

W.O. Operating Company, Ltd.

	By:	/s/ Ben Daitch
	Title:	VP & CFO

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060

281.481.1200 Office
281.408.1399 Fax		WWW.EAGLEROCKENERGY.COM